Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K’) filed with the Securities and Exchange Commission (the “SEC’) on July 21, 2021 and, if not defined in the Form 8-K, the Proxy Statement filed with the SEC on June 21, 2021.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 present the combination of the financial information of Empower and Holley Intermediate after giving effect to the Business Combination, the PIPE Financing, the A&R FPA, and the partial repayment of Holley Intermediate’s debt (“Debt Paydown”), and have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the unaudited historical condensed balance sheet of Empower as of June 30, 2021 with the unaudited historical condensed consolidated balance sheets of Holley Intermediate as of June 27, 2021 giving effect to the Business Combination, the PIPE Financing, the A&R FPA, and the Debt Paydown described in the accompanying notes, on a pro forma basis as if each had been completed as of June 30, 2021.

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 combines the unaudited historical condensed statements of operations of Empower for the six months ended June 30, 2021 and the period from August 19, 2020 (inception) through December 31, 2020 with the unaudited historical condensed consolidated statements of comprehensive income (loss) of Holley Intermediate for the 26 weeks ended June 27, 2021 and the year ended December 31, 2020 on a pro forma basis giving effect to the Business Combination, the PIPE Financing, the A&R FPA, and the Debt Paydown described in the accompanying notes, on a pro forma basis as if each had been completed on January 1, 2020.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any integration costs, tax deductibility of transaction costs, or anticipated synergies in the pre-acquisition period of entities acquired by Holley Intermediate. These synergies are effective starting on the date of each acquisition and therefore, are not fully captured in the results for the six months ended June 30, 2021 and the year ended December 31, 2020.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On March 11, 2021, Empower entered into the Merger Agreement with Merger Sub I, Merger Sub II and Holley Intermediate, pursuant to which, among other things, following the Domestication, (i) Merger Sub I, a direct wholly owned subsidiary of Empower, merged with and into Holley Intermediate, with Holley Intermediate surviving such merger as a wholly owned subsidiary of Holley and (ii) Merger Sub II, a direct wholly owned subsidiary of Empower, merged with and into Holley Intermediate, with Merger Sub II surviving such merger as a wholly owned subsidiary of Holley.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Empower has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on current shareholders of Holley Intermediate having a relative majority of the voting power of the Company, the operations of Holley Intermediate prior to the acquisition comprising the only ongoing operations of the Company, and senior management of Holley Intermediate comprising the majority of the senior management of the Company. Accordingly, for accounting purposes, the financial statements of the Company represent a continuation of the financial statements of Holley Intermediate with the acquisition being treated as the equivalent of Holley Intermediate issuing stock for the net assets of Empower, accompanied by a recapitalization. The net assets of Empower have been stated at historical cost, with no goodwill or other intangible assets recorded.

In connection with the execution of the Merger Agreement, Empower entered into the PIPE Subscription Agreements with the PIPE Investors to sell an additional 24,000,000 shares of Common Stock (at a price of $10.00 per share) at Closing, for a total aggregate purchase price of up to $240.0 million. Per the Merger Agreement, $100.0 million of the PIPE Financing proceeds were used for the Debt Paydown.

Pursuant to the A&R FPA, Empower entered into an agreement to issue 5,000,000 Empower Units to the A&R FPA Investor, which was subsequently assigned to the New FPA Purchasers, and consummated concurrently with the Closing, for total proceeds for $50.0 million.

Unaudited Pro forma Condensed Combined Balance Sheet

As of June 30, 2021

(in USD thousands)

	Empower (Historical)	Holley (Historical)	Pro Forma Transaction Accounting Adjustments	Financing Transaction Accounting Adjustments	Pro Forma Adjustments for A&R FPA	Pro Forma Consolidated	Note
Assets
Cash and cash equivalents	$704	$55,665	$(154,308)	$133,012	$50,000	$85,073	a
Accounts receivable, less allowance for credit losses	—	62,873	—	—	—	62,873
Inventory	—	134,833	—	—	—	134,833
Prepaids and other current assets	260	7,836	—	—	—	8,096

Total current assets	964	261,207	(154,308)	133,012	50,000	290,875
Property, plant and equipment, net	—	49,692	—	—	—	49,692
Goodwill	—	377,368	—	—	—	377,368
Cash and marketable securities held in Trust Account	250,112	—	(250,112)	—	—	—	a
Other intangible assets, net	—	425,423	—	—	—	425,423

Total assets	251,076	1,113,690	(404,420)	133,012	50,000	1,143,358

Liabilities and stockholders’ equity
Accounts payable	—	42,744	—	—	—	42,744
Accrued interest	—	5,687	—	—	—	5,687
Accrued liabilities	—	29,096	—	—	—	29,096
Acquisition contingent consideration payable	—	24,373	—	—	—	24,373
Other Accrued expenses	4,271	—	(4,271)	—	—	—	a
Current portion of long-term debt	—	5,528		—	—	5,528

Total current liabilities	4,271	107,428	(4,271)	—	—	107,428
Warrant liability	25,233	—	—	—	1,967	27,200	a
A&R FPA liability	3,250	—	—	—	(1,750)	1,500	a
Earn-out liability	—	—	19,009	—	—	19,009	b
Deferred underwriting fee payable	8,750	—	(8,750)	—	—	—	a
Long-term debt, net of current portion	—	649,874	—	(100,000)	—	549,874	c
Long-term debt due to related party	—	20,000	—	—	—	20,000
Deferred taxes	—	72,538	—	—	—	72,538
Other noncurrent liabilities	—	2,146	—	—	—	2,146

Total liabilities	41,504	851,986	5,988	(100,000)	217	799,695

Ordinary shares subject to possible redemption	204,572	—	(204,572)	—	—	—	d
Shareholders’ Equity
Class A ordinary shares	—	—	82	22	5	109	d
Class B ordinary shares	1	—	(1)	—	—	—	d
Common stock	—	—	—	—	—	—
Additional paid-in capital	25,320	239,152	(207,229)	232,990	49,778	340,011	d
Accumulated other comprehensive loss	—	(655)	—	—	—	(655)	d
Retained earnings (accumulated deficit)	(20,321)	23,207	1,312	—	—	4,198	d

Total stockholders’ equity	5,000	261,704	(205,836)	233,012	49,783	343,663

Total liabilities and stockholders’ equity	$251,076	$1,113,690	$(404,420)	$133,012	$50,000	$1,143,358

Unaudited Pro forma Condensed Combined Statement of Comprehensive Income (Loss)

For the six months ended June 30, 2021

(in USD thousands, except share and per share amounts)

	Empower (Historical)	Holley (Historical)	Pro Forma Transaction Accounting Adjustments	Financing Transaction Accounting Adjustments	Pro Forma Adjustments For A&R FPA	Pro Forma Consolidated	Note
Revenue	—	$353,373	—	—	—	$353,373
Cost of goods sold	—	206,494	—	—	—	206,494
Operating Expenses	—	—	—	—	—	—
Selling, general and administrative	—	50,202	—	—	—	50,202
Research and development costs	—	13,034	—	—	—	13,034
Formation and operational costs	4,593	—	—	—	—	4,593
Amortization of intangibles	—	6,838	—	—	—	6,838
Acquisition, restructuring and management fee costs	—	21,509	—	—	—	21,509
Related party acquisition and management fee costs	—	2,539	—	—	—	2,539
Other income (loss)	—	(86)	—	—	—	(86)

Total operating expenses	4,593	94,036	—	—	—	98,629
Income (loss) before interest expense and income taxes	(4,593)	52,843	—	—	—	48,250
Interest expense	—	21,245	—	(4,252)	—	16,993	AA
Interest income	59	—	(59)	—	—	—	AB

Income (loss) before income taxes	(4,534)	31,598	(59)	4,252	—	31,257
Unrealized gain (loss) on other marketable securities	—	—	—	—	—	—
Change in fair value of warrant liability	(10,143)	—	—	—	—	(10,143)
Change in fair value of forward purchase agreement liability	(1,200)	—	—	—	1,200	—	AC
Transaction costs	—	—	—	—	—	—
Income tax expense	—	10,556	—	1,072	—	11,628	AD

Net income (loss)	$(15,877)	$21,042	$(59)	$3,180	$1,200	$9,486

Comprehensive income (loss):	—	—				—
Foreign currency translation adjustment	—	19	—	—	—	19
Pension liability loss	—	—	—	—	—	—

Total comprehensive income (loss)	$(15,877)	$21,061	$(59)	$3,180	$1,200	$9,505

Weighted average shares outstanding, basic and diluted	9,363,928					115,805,639
Basic and diluted net income (loss) per share	$(1.70)					$0.08

Unaudited Pro forma Condensed Combined Statement of Comprehensive Income (Loss)

For the year ended December 31, 2020

(in USD thousands, except share and per share amounts)

	Empower (Historical)	Holley (Historical)	Pro Forma Transaction Accounting Adjustments	Financing Transaction Accounting Adjustments	Pro Forma Adjustments for A&R FPA	Pro Forma Consolidated	Note
Revenue	—	504,179	—	—	—	504,179
Cost of goods sold	—	295,935	—	—	—	295,935
Operating Expenses	—	—	—	—	—	—
Selling, general and administrative	—	70,875	—	—	—	70,875
Research and development costs	—	23,483	—	—	—	23,483
Formation and operational costs	274	—	—	—	—	274
Amortization of intangibles	—	11,082	—	—	—	11,082
Acquisition, restructuring and management fee costs	—	9,743	—	—	—	9,743
Related party acquisition and management fee costs	—	6,089	—	—	—	6,089
Other income	—	1,517	—	—	—	1,517

Total operating expenses	274	122,789	—	—	—	123,063
Income (loss) before interest expense and income taxes	(274)	85,455	—	—	—	85,181
Interest expense	—	43,772	—	(9,513)	—	34,259	AA
Interest income	49	—	(49)	—	—	—	AB

Income (loss) before income taxes	(225)	41,683	(49)	9,513	—	50,922
Unrealized gain (loss) on other marketable securities	4	—	—	—	—	4
Change in fair value of warrant liability	(1,690)	—	—	—	—	(1,690)
Change in fair value of purchase agreement liability	(2,050)	—	—	—	2,050	—	AC
Transaction costs	(483)	—	—	—	—	(483)
Income tax expense	—	8,826	—	2,399	—	11,225	AD

Net income (loss)	(4,444)	32,857	(49)	7,114	2,050	37,528

Comprehensive income (loss):	—	—				—
translation adjustment	—	16	—	—	—	16
Pension liability loss	—	(293)	—	—	—	(293)

Total comprehensive income (loss)	(4,444)	32,580	(49)	7,114	2,050	37,251

Weighted average shares outstanding, basic and diluted	7,850,413					115,805,639
Basic and diluted net income per share	(0.58)					0.32

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2021 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with GAAP.

The pro forma adjustments reflecting the consummation of the Business Combination, the PIPE Financing, and the transactions contemplated by the A&R FPA are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for as a reverse capitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Empower is treated as the “acquired” company for financial reporting purposes. The net assets of Empower are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Holley Intermediate.

The Business Combination will be accounted for as a reverse recapitalization because Holley Intermediate has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taking into consideration that:

•	As of the date of the Closing the pre-merger equity holders of Holley Intermediate hold 57.35% of voting rights in the Company;

•	The pre-merger equity holders of Holley Intermediate have the right to appoint the majority of members of the Company’s board of directors;

•	Senior management of Holley Intermediate comprise the senior management of the Company; and

•	Operations of Holley Intermediate comprise the ongoing operations of the Company.

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Holley Intermediate issuing stock for the net assets of Empower, accompanied by a recapitalization.

Following the Closing, holders of Empower Class A Shares that exercised their redemption rights received their per share redemption price out of the funds in the trust account. Each holder of Empower Class A Shares was able to elect to redeem all or a portion of its Empower Class A Shares at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the trust account (including any interest earned on the funds held in the trust account).

The 2,187,500 Earn-Out Shares issued to Sponsor at Closing are carried as a liability on the pro forma balance sheet. The Earn-Out shares do not have an income statement impact as the fair value of the Earn-Out liability has not materially changed. Please see the section entitled “Proposal No. 1 — The Business Combination Proposal — Other Agreements — Sponsor Agreement” for additional information on vesting and forfeiture of the Earn-Out Shares.

Note 2 — Description of the Business Combination

On March 11, 2021, Empower entered into the Merger Agreement with Merger Sub I, Merger Sub II and Holley Intermediate, pursuant to which, among other things, following the Domestication, (i) Merger Sub I merged with and into Holley Intermediate, the separate corporate existence of Merger Sub I ceased and Holley Intermediate became the surviving corporation and a wholly owned subsidiary of Empower, and (ii) Holley Intermediate merged with and into Merger Sub II, the separate corporate existence of Holley Intermediate ceased and Merger Sub II became the surviving limited liability company and a wholly owned subsidiary of Empower.

At the Closing, Empower ceased to exist, and the Company will operate under the name “Holley Inc.”

As a result of and upon the Closing, among other things, all outstanding shares of Holley Intermediate common stock as of immediately prior to the effective time of Merger I were cancelled in exchange for the right to receive an aggregate of $264.7 million in cash (subject to adjustment) and 67,673,884 shares (subject to adjustment) of Common Stock (at a deemed value of $10.00 per share). Cash Merger Consideration was reduced by COVID-19 related deferral taxes and accrued and unpaid income tax liabilities for any tax period prior to the Closing (but giving effect to certain transaction tax deductions and prepayments not less than zero). Because redemptions of Empower Class A Shares resulted in the trust account having an amount less than $540 million at the Closing (after giving effect to proceeds received from the PIPE Financing and A&R FPA, but before payment of the unpaid transaction expenses of the parties), (i) Cash Merger Consideration was proportionally reduced by the shortfall of $99.4 million and (ii) Securities Merger Consideration was proportionally increased at a price of $10.00 per share of Common Stock.

An additional 24,000,000 shares of Common Stock were purchased (at a price of $10.00 per share) at the Closing by the PIPE Investors, for a total aggregate purchase price of $240.0 million. Per the Merger Agreement, $100.0 million of the PIPE Financing proceeds were used to partially pay off Holley Intermediate’s debt.

Pursuant to the A&R FPA, Empower issued 5,000,000 Empower Units to the New FPA Purchasers concurrently with the Closing, for total proceeds for $50.0 million.

Pursuant to the Cayman Constitutional Documents, holders of Empower Class A Shares were offered the opportunity to redeem, upon the Closing, all or a portion of such holder’s Empower Class A Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit in the trust account (as of two business days prior to the Closing).

Subject to the terms and conditions set forth in the Merger Agreement, the Holley Stockholder received aggregate consideration with a value equal to $1,155,000,000, which consists of (a) $264,717,627 of Cash Merger Consideration and (b) $676,738,839 in shares of Common Stock based on an assumed price of $10.00 per share. This consideration was determined given (i) the trust account value at redemption of $250,113,825, (ii) the per share redemption amount is equal to approximately $10.005, (iii) that 9,930,745 Empower Class A Shares were redeemed for an aggregate payment of approximately $99.4 million from the trust account, and (iv) there is an upward adjustment to the Securities Merger Consideration issued to the Holley Stockholder pursuant to the Merger Agreement.

The following table summarizes the pro forma Common Stock issued and outstanding immediately after the Closing, excluding the potential dilutive effect of the exercise of the Warrants and Earn-Out Shares.

	Shares	%
Empower public shareholders	15,069,255	13.01%
Holley Stockholder	67,673,884	58.44%
Sponsor and related parties	9,062,500	7.83%
PIPE Investors	24,000,000	20.72%
Closing Shares	115,805,639	100.00%

Note 3 — Pro Forma Adjustments

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheets

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

a.    Cash. Represents the impact of the Business Combination on the cash balance of Holley. The table below represents the sources and uses of funds related to the Business Combination:

	Note
Cash balance of Empower prior to the Business Combination		$704
Cash balance of Holley Intermediate prior to the Business Combination		$55,665
Total Pre-adjustment cash balance		56,369
Proceeds from cash held in Trust Account	1	250,112
PIPE proceeds	2	240,000
A&R FPA proceeds	3	50,000
Payment to redeeming Empower public shareholders	4	(99,353)
Payment to the Sellers	5	(264,718)
Payment of accrued expenses	6	(2,998)
Payment of deferred offering costs	7	(8,750)
Payment of transaction costs	7	(35,589)
Debt paydown from PIPE proceeds	8	(100,000)

Adjustment to cash in connection with the Business Combination		28,704
Ending cash and restricted cash balance		85,073

(1)	Represents the amount of the restricted investments and cash held in the trust account upon consummation of the Business Combination.
(2)	Represents the issuance, pursuant to the PIPE Financing consummated concurrently with the Closing, to the PIPE Investors of 24.0 million shares of Common Stock at a price of $10 per share.
(3)	Represents the issuance of 5,000,000 Empower Units under the A&R FPA to the New FPA Purchasers, consummated concurrently with the Closing.
(4)	Represents the amount paid to and the Class A Shares redeemed by Empower public shareholders who exercised their redemption rights.
(5)	Represents the amount of cash paid to the existing equity holders of the Holley Stockholder upon the consummation of the Business Combination.
(6)	Represents payment of Empower’s accrued expenses.
(7)

Reflects the settlement of $35.6 million of transaction costs and $8.8 million of Empower’s deferred underwriting fees at close in connection with the Business Combination. The $35.6 million of transaction fees relates to advisory, legal, accounting, printing and other fees to be incurred, including $7.0 million of PIPE Financing expenses.

(8)	Reflects Debt Repayment of Holley Intermediate ’s debt with net cash proceeds from the PIPE Financing in an aggregate principal amount of $100.0 million. See Note 3(b) below.

b.    Earn-Out Liability. Represents recognition of earn-out related to 2,187,500 shares of Common Stock as required under terms of the Merger Agreement. The earn-out is classified as a liability in the unaudited pro forma condensed combined balance sheet and becomes issuable upon achieving certain market share price milestones as outlined in the Merger Agreement during the earn-out period. The earn-out liability was recognized at its estimated fair value of $19,009,375 as of June 30, 2021. This liability will be remeasured to its fair value at the end of each reporting period, and subsequent changes in the fair value post-Business Combination will be recognized in the Company’s statement of operations within other income/expense.

c.    Debt. Represents the impact of the Business Combination on the debt balance, specifically in respect of the net cash proceeds from the PIPE Financing in an aggregate principal amount of $100.0 million (as also indicated above per pro forma adjustment (a)(8)). The following table represents the impact of the Debt Paydown by Empower shareholders:

Debt paydown from PIPE proceeds	$100,000
Allocated to:
Long-term debt, net of current portion and deferred loan costs	$100,000

d.     Equity

The following table represents the impact of the Business Combination on total equity section:

		Common Stock
		Number of Shares		Par Value
	Note	Class A Stock	Class B Stock	Class A Stock	Class B Stock	Common Stock	Additional Paid in Capital	Accumulated Other Comprehensive Loss	Retained Earnings Accumulated Deficit
Pre Business Combination—Empower		3,266,381	6,250,000	—	1	—	25,320	—	(20,321)

Pre Business Combination—Holley		—	—	—	—	—	239,152	(655)	23,207
Founder Shares	1	4,062,500	(6,250,000)	—	(1)	—	—	—	—

Balances after share transaction of the Company		7,328,881	—	—	—	—	264,472	(655)	2,886

Reclassification of redeemable shares to Class A shares	2	21,733,619	—	22	—	—	214,539	—	—
Less: Redemption of redeemable stock	10	(9,930,745)	—	(10)	—	—	(99,307)	—	—

Cash to the Holley Stockholder at Business Combination	3	—	—	—	—	—	(264,718)	—	—
Shares issued to the Holley Stockholder as consideration	4	67,673,884	—	68	—	—	(68)

PIPE Financing Proceeds	5	24,000,000	—	24	—	—	232,987	—	—

Forward purchase agreement proceeds	6	5,000,000	—	5	—	—	49,778	—	—

Earn-out liability	7	—	—	—	—	—	—	—	(19,009)

Holley transaction costs	8	—	—	—	—	—	(27,965)	—	—

Empower transaction costs	8	—	—	—	—	—	(9,386)	—	—
Elimination of historical accumulated deficit of Empower	9	—	—	—	—	—	(20,321)	—	20,321

Elimination of historical common stock of Holley		—	—	—	—	—	—		—

Post-Business Combination		115,805,639	—	109	—	—	340,011	(655)	4,198

(1)

Represents the automatic conversion of Empower Class B ordinary shares, par value $0.0001, into Common Stock at Closing; 2,187,500 shares of Common Stock classified as Earn-Out Shares will be restricted from transfer at Closing subject to vesting and forfeiture.

(2)	Represents redeemable shares of Empower prior to the Closing, which became permanent equity of the Company at Closing.
(3)	Represents Cash Merger Consideration received by the Holley Stockholder at Closing subject to the terms and conditions set forth in the Merger Agreement.
(4)

Represents shares of Common Stock that were issued to the Holley Stockholder at Closing subject to the terms and conditions set forth in the Merger Agreement; 67,673,884 shares of Common Stock were issued to the Holley Stockholder.

(5)	Represents the issuance, in the PIPE Financing consummated concurrently with the Closing, to the PIPE Investors of 24,000,000 shares of Common Stock at a price of $10 per share.
(6)	Represents the issuance of 5,000,000 Empower Units under the A&R FPA to the New FPA Purchasers, consummated concurrently with the Closing.
(7)	Represents recognition of the earn-out liability under the terms of the Merger Agreement.
(8)	Represents capitalized expenses related to the Business Combination as a reduction to equity proceeds.
(9)	Represents the equity reclassification of the historical accumulated deficit of Empower to the combined additional paid-in capital of the Company.
(10)	Represents the amount paid to and the Empower Class A Shares redeemed by Empower public shareholders who exercised their redemption rights.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and twelve months ended December 31, 2020 are as follows:

Represents the estimated changes in historical interest expense following the partial repayment of the existing debt in the amount of $100.0 million in connection with the Business Combination. The impact of the partial repayment was calculated as follows for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

Period	Amount	Rate	Interest
1/1/2021 to 2/26/2021	$100,000	8.73%	$1,383
2/27/2021 to 5/28/2021	100,000	8.61%	2,153
5/29/2021 to 6/30/2021	100,000	8.59%	716

Total			$4,252

Period	Amount	Rate	Interest
1/1/2020 to 2/28/2020	$100,000	10.41%	$1,706
3/1/2020 to 5/29/2020	100,000	10.11%	2,528
5/30/2020 to 8/28/2020	100,000	8.86%	2,240
8/28/2020 to 11/30/2020	100,000	8.76%	2,287
12/1/2020 to 12/31/2020	100,000	8.73%	752

Total			$9,513

(AB)	Represents elimination of investment income and unrealized loss on marketable securities related to the investment held in the trust account.
(AC)

Represents the elimination of the loss on Empower’s A&R FPA liability whereby New FPA Purchasers purchased, on a private placement basis, an aggregate of 5,000,000 Empower Units, consisting of one share of Common Stock and one-third of one Public Warrant at the Closing.

(AD)

Represents the income tax expense resulting from the pro forma adjustment on interest expense. The impact on the income tax expense due to the partial debt repayment was calculated as follows for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively:

Adjustment	Amount	Tax Rate	Tax Expense
Partial debt paydown	$4,252	25.22%	$1,072

Adjustment	Amount	Tax Rate	Tax Expense
Partial debt paydown	$9,513	25.22%	$2,399

The estimated tax impacts of the pro forma adjustments have been reflected in Income tax expense in the unaudited pro forma condensed combined statement of comprehensive income (loss) for the year ended December 31, 2020 and for the six months ended June 30, 2021, by using a tax rate which was determined using the weighted average statutory tax rate of the jurisdictions expected to be impacted. The total effective tax rate of the Company could be significantly different depending on the post-acquisition geographical mix of income and other factors. Because the tax rate used for these pro forma condensed combined financial statements is an estimate, it will likely vary from the actual rate in periods subsequent to the consummation of the Business Combination and those differences may be material.

4.     Net Income (Loss) per Share

Represents the net income (loss) per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Business Combination and other related events, assuming such additional shares were outstanding since January 1, 2020. As the Business Combination is being reflected as if it had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented.

Six months ended June 30, 2021
Numerator
Pro forma total comprehensive income	$9,505
Denominator
Empower public shareholders	15,069,255
Sellers	67,673,884
Sponsor and related parties	9,062,500
PIPE Investors	24,000,000
Basic and diluted weighted average shares outstanding	115,805,639
Earnings per share—basic and diluted	$0.08

Year ended December 31, 2020
Numerator
Pro forma total comprehensive income	$37,251
Denominator
Empower public shareholders	15,069,255
Sellers	67,673,884
Sponsor and related parties	9,062,500
PIPE Investors	24,000,000
Basic and diluted weighted average shares outstanding	115,805,639
Earnings per share—basic and diluted	$0.32

Pursuant to the Sponsor Agreement, 2,187,500 Earn-Out Shares vest in two equal tranches; 1,093,750 of the Earn-Out Shares will vest the earlier of the date (x) the closing price of the Common Stock equals or exceeds $13.00 per share for any twenty (20) trading days within any thirty-trading day period or (y) Holley completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Holley’s stockholders having the right to exchange their Common Stock at a price per share equal to or exceeding $13.00 per share. The other 1,093,750 of Earn-Out Shares will be subject to the same conditions but will vest at a target price that equals or exceeds $15.00 per share.

The additional 2,187,500 Earn-Out Shares and warrants are not included in the computation of diluted earnings per share as the share price as of the Closing is less than $13.00 per share.